                                    SUBLEASE

         THIS SUBLEASE AGREEMENT ("Sublease") is made on this 5th day of November, 1999, by and between THE MATHWORKS, INC., a Delaware corporation (hereinafter called "Sublandlord"), and DIRECT HIT TECHNOLOGIES, INC., a Delaware corporation (hereinafter called "Subtenant").

         Reference is made to a Lease Agreement dated May 16, 1997, between Sublandlord, as tenant, and LMF Cochituate Corp., a Massachusetts corporation, as landlord (hereinafter called "Prime Landlord") as amended pursuant to (a) that certain First Amendment of Lease, dated May 29, 1998, between Sublandlord and Prime Landlord; (b) that certain Second Amendment to Lease, dated April 1, 1999, between Sublandlord and Prime Landlord; and (c) that certain Third Amendment of Lease, dated May 13, 1999, between Sublandlord and Prime Landlord (collectively referred to herein as the "Prime Lease") for approximately 102,398 square feet on the first, second, third, fourth, fifth and basement floors located in the building commonly known as Cochituate Place, 24 Prime Parkway, Natick, Massachusetts ("Building") together with the right to use in common with others the common areas of the Building and the common areas of the approximately 4.53 acre parcel of land thereunder (the "Lot"), all as more particularly described in the Prime Lease (hereinafter "Premises").

         WHEREAS, the Sublandlord and Subtenant have agreed that Sublandlord will sublet to Subtenant a portion of the Premises consisting of approximately 22,032 square feet located on the fifth (5th) floor of the Building ("Subleased Premises") more particularly described in EXHIBIT A attached hereto and made a part hereof; and

         WHEREAS, Sublandlord and Subtenant hereby execute and deliver this Sublease upon the condition precedent of obtaining the Prime Landlord's written consent.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and for the mutual covenants contained herein, the parties agree as follows.

                  1. LEASE; COMMENCEMENT DATE; EXPIRATION DATE. Sublandlord leases to Subtenant, and Subtenant leases from Sublandlord, the Subleased Premises, together with any rights, privileges and easements appurtenant thereto, for the term commencing at noon on November 18, 1999 ("Commencement Date") and ending at noon on October 31, 2002 ("Expiration Date").

                  2. LESSEE'S ACCESS TO PREMISES. The Building is open to the public from Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturday from 8:00 A.M. to 1:00 P.M. Sublessee shall have access to the Subleased Premises (24) hours per day, seven (7) days per week via a card-key access system. Subtenant shall pay all fees associated with its use of the card-key access system.

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                  3. CONDITION OF THE SUBLEASED PREMISES. The Subleased Premises
         are leased to Subtenant in their condition on the date hereof and Sublandlord has made no representations, warranties or promises with respect to the Subleased Premises or the suitability thereof for the uses contemplated by this Sublease. Subtenant agrees to accept possession of the Subleased Premises on the Commencement Date "as is," in the same condition as it is on the date hereof except that (a) the Subleased Premises shall be delivered in broom clean condition free of all occupants; (b) to the best of Sublandlord's actual knowledge, all HVAC, electrical, plumbing and other systems serving the subleased Premises are in good and operational condition; and (c) Sublandlord shall make the repairs described on EXHIBIT B attached hereto and made a part hereof. The "Subleased Premises" shall include the furniture described on EXHIBIT C attached hereto and made a part hereof ("Furniture"). Provided that this Sublease is in full force and effect on the Expiration Date, and that Subtenant is not in default of any of the terms or conditions of this Sublease, title to the Furniture shall be transferred to Subtenant upon the Expiration Date and Sublandlord shall deliver a Bill of Sale for the same in the form attached hereto as EXHIBIT D. Sublandlord represents that it holds title to the Furniture and that the Furniture is not subject to any liens or security interests. The Furniture is and shall be provided to Subtenant in "as is" condition and SUBLANDLORD EXPRESSLY DISCLAIMS ALL
         WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

                  4. RENT. The annual base rent ("Base Rent") shall be $484,704.00 U.S. dollars per year (based on $22.00 per square foot for rent, drawn on a U.S. bank, payable in advance in equal monthly installments of $40,392.00 on the Rent Commencement Date (as defined below) and thereafter on the first day of each calendar month in advance. The cost of HVAC and nightly cleaning is included in the Additional Rent. Rent shall be prorated for any partial months at the beginning and end of the Lease term. Rent and all other charges due hereunder shall be payable without demand, notice, set-off, or counterclaim, except as allowed hereunder, at Sublandlord's address set forth above or at such other places as may be set forth in notices, from time to time, from Sublandlord to Subtenant. The "Rent Commencement Date" shall be December 15, 1999.

                  5. ADDITIONAL RENT. Subtenant agrees to pay as additional rent ("Additional Rent") to Sublandlord, its proportionate share of the amount by which real estate and personal property taxes levied or assessed or becoming payable for or in respect to the Lot on which the Building is located and the Building and other improvements located on the Lot for each tax period included in the term and any partial period at the beginning and end thereof exceed the tax base amount for Fiscal Year 2000 (July 1, 1999 - June 30, 2000). Subtenant also agrees to pay as additional rent to Sublandlord, its proportionate share of the Operating Costs (as defined in the Prime Lease) in excess of the Operating Costs incurred in the operation of the Building and Lot in calendar year 2000. Subtenant's proportionate share is equal to 20.6%. Any sums payable to Sublandlord under this Paragraph 5 shall be paid by Subtenant as required under the Prime Lease.

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         Sublandlord shall provide Subtenant with copies of all bills, invoices, statements and reconciliations sent to Sublandlord relating to such taxes and/or Operating Costs.

                  6. ELECTRICITY. Subject to the provisions of this Section, in addition to Base Rent and Additional Rent, Subtenant shall pay a monthly sum of $3,873.96 (based on $2.11 per square foot per annum) for electricity to lights and plugs within the Subleased Premises. Subtenant shall have the right, at its expense, to perform an audit of electricity costs after October 31, 2000. Any such audit shall be performed by an independent accounting firm. If the audit demonstrates that electricity costs per rentable square foot is less than $2.11 per rentable square foot, then Sublandlord will request a refund from Prime Landlord equal to the amount by which rent paid for electricity exceeded the actual cost thereof, and upon receipt of such refunded from Prime Landlord, Sublandlord shall pay a proportionate, share of such refund to Subtenant. Sublandlord shall not be obligated to pay any electricity refund to Subtenant under this Section 5 unless Sublandlord actually receives a refund from Prime Landlord. Subtenant acknowledges and agrees that Prime Landlord is under no obligation to make such a refund and that Sublandlord is only obligated to request such a refund from Prime Landlord.

                  7. PERSONAL PROPERTY TAXES. Subtenant agrees to pay to local tax authorities and other governmental agencies throughout the term of this Sublease all personal property taxes which may be levied against Subtenant's merchandise, trade fixtures and other personal property in and about the Subleased Premises.

                  8. USE. The Subtenant shall use the Subleased Premises only as allowed under Section 3.8(a) of the Prime Lease.

                  9. SUBORDINATE TO PRIME LEASE. This Sublease and all of its terms, covenants, representations, warranties, agreements and conditions are in all respects subject and subordinate to the Prime Lease, which Prime Lease has been submitted to and examined by Subtenant. Subtenant acknowledges notice and full knowledge of all of the terms, covenants and conditions of the Prime Lease. Except as otherwise provided in Section 10, in the event of any inconsistency between the provisions of this Sublease and the Prime Lease, Subtenant agrees that it shall be bound by the stricter provision. A true copy of the Prime Lease is attached hereto as EXHIBIT E. Capitalized terms defined in the Prime Lease and not otherwise defined herein shall have the meanings as in the Prime Lease. Sublandlord shall not amend, modify or supplement the Prime Lease in any way which would materially reduce Subtenant's rights or the services due under the Prime Lease, or materially increase Subtenant's obligations or liabilities without obtaining Subtenant's prior written consent , which consent shall not be unreasonably withheld, conditioned or delayed. In the event Sublandlord requests in writing such consent from Subtenant and Subtenant fails to respond within five (5) business days after receipt of written request, Subtenant shall be deemed to have consented to any such agreement.

                  10. PRIME LEASE. With respect to the Subleased Premises, the terms and conditions of the Prime Lease are hereby incorporated by reference and made a part hereof, meaning that, as applicable, references to "Tenant" therein shall be deemed to be "Subtenant" hereunder, references to "Landlord" therein shall be deemed to be "Sublandlord" hereunder, references to "Premises" shall be deemed to be "Subleased Premises", references to "Commencement Date" shall be deemed to be "Commencement Date" (as defined herein), references to "Termination Date" shall be deemed to be "Expiration Date", references to "Lease" shall be deemed to be "Sublease", provided (i) Prime Landlord shall continue to have all rights set forth in the Prime Lease (notwithstanding the fact that Sublandlord shall also have the same rights under this Sublease), and
         (ii) Sublandlord shall not be deemed to have assumed any of the obligations of Prime Landlord as a result of the incorporation of the Prime Lease.

                  Notwithstanding the foregoing, the following provisions of the Prime Lease are not incorporated herein: (a) the initial three unnumbered paragraphs of the Prime Lease; (b) Article I; (c) provisions in Article II which state the amount of Base Rent and Additional Rent;
         (d) the first three sentences of Section 3.3; (e) Section 3.8(b); (f) references in Section 5.1 to "Article II" shall be replaced with "Sections 4, 5, and 6"; (g) the phrase "the cost of the same to be borne by Tenant as an operating cost" in Section 6.2; (h) Section 7.4;
         (i) Article IX; (j) Article X; (k) Article XI; (l) Paragraphs 1, 2 and 3 of Rider A to the Prime Lease; (m) Exhibits A, B and D to the Prime Lease; and (n) the amendments to the Prime Lease. In addition, with respect to Section 4.1 as incorporated herein, Sublandlord shall not have the Prime Landlord's right to terminate this Sublease unless Prime Landlord exercises such right under the Prime Lease. Sublandlord shall use reasonable efforts to obtain the performance by Prime Landlord of its obligations under the Prime Lease upon the written request of Subtenant.

                  11. SUBTENANT OBLIGATIONS UNDER PRIME LEASE. For so long as the Prime Lease remains in full force and effect, Subtenant agrees to perform, fulfill, and observe all of the covenants, agreements, obligations, conditions, representations, warranties, terms and provisions imposed upon Sublandlord as tenant of the Subleased Premises under the Prime Lease, provided, however, that Subtenant shall not be obligated to perform any obligations of Sublandlord to the extent such obligations are inconsistent or in conflict with the terms of this Sublease. Subtenant agrees to indemnify and hold Sublandlord harmless from and against all claims, liabilities, losses and damages of any kind whatsoever which Sublandlord may incur by reason of Subtenant's failure to perform, fulfill or observe any of the covenants or agreements set forth herein or the applicable provisions set forth in the Prime Lease to the extent such are Subtenant's obligations hereunder. Sublandlord agrees to indemnify, defend and hold harmless Subtenant from and against all claims, liabilities, losses and damages of any kind whatsoever which Subtenant may incur by reason of Sublandlord's failure to perform , fulfill or observe any of the covenants or agreements set forth herein or its covenants or agreements under the Prime Lease. The foregoing shall survive the expiration or earlier termination of this Sublease.

                  12. TERMINATION. Sublandlord shall not voluntarily agree to a termination of the term of the Prime Lease prior to the Expiration Date. If the Prime Lease terminates as a result of the default or breach by Sublandlord or Subtenant under this Sublease and/or the Prime Lease, the defaulting party shall be liable to the non-defaulting party for damages suffered as a result of such termination. Notwithstanding the foregoing, if the Prime Landlord is prepared to enter into a direct lease with Subtenant on no less than the same economic terms as contained in this Sublease, Sublandlord shall not have liability to Subtenant as a result of any such termination of the Prime Lease. *reasonable and direct

                  13. ALTERATIONS. Notwithstanding the Prime Lease, Subtenant shall not make any structural alterations or additions to the Subleased Premises nor make any alterations or additions affecting basic building systems without (a) the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed, and
         (b) the consent of Prime Landlord as provided in the Prime Lease. Any alterations made by Subtenant are subject to the terms and conditions set forth below:

                           (a) All work shall be performed in accordance with
                  plans and specifications and by mechanics reasonably acceptable to Prime Landlord and Sublandlord;

                           (b) Subtenant shall cause such work to be completed
                  in good and workmanlike manner and in compliance with any and all applicable federal, state or local laws, codes, ordinances, rules and regulations, including, but not limited to, any demolition, building, zoning, health and environmental laws, codes or ordinances, rules and regulations;

                           (c) Subtenant shall at all times remain responsible
                  for the actions of its consultants, representatives, employees, agents, contractors and subcontractors and any other parties responsible for any portion of the work;

                           (d) Subtenant shall not create or suffer or permit
                  any lien, charge or encumbrance to attach to or be filed against the Subleased Premises, including, but not limited to, any mechanics' lien, materialmen's lien or other claims for lien made by parties claiming to have provided labor or material to the Subleased Premises;

                           (e) Subtenant shall indemnify and hold Sublandlord
                  harmless from and against any and all losses, damages, costs (including costs of suits and attorneys' fees), liabilities or causes of action arising out of or relating to the work;

                           (f) Subtenant shall remain in substantial compliance
                  with all of the terms of this Sublease and shall not be in default hereunder, unless Subtenant has the right to and is proceeding to cure such default; and

                           (g) Subtenant shall and does hereby indemnify and
                  hold Sublandlord harmless from any and all claims, damages and liability to Prime Landlord in connection with or resulting from Subtenant's making, use, maintenance or removal of trade fixtures and trade equipment from the Subleased Premises to the extent permitted in the Prime
                  Lease.

                  14. ASSIGNMENT AND SUBLETTING. Subtenant shall not assign or sublease this Sublease without the prior written consent of Sublandlord which consent shall not be unreasonably withheld, conditioned or delayed, and the prior written consent of Prime Landlord as provided in the Prime Lease. In addition, Subtenant shall reimburse Sublandlord and Prime Landlord promptly for reasonable legal expenses incurred by each of Sublandlord and Prime Landlord (not to exceed $1,500.00 each) in connection with any request by Subtenant for such consent. In the event of such assignment or subletting by Subtenant, one-half of any rent received by Subtenant in excess of that provided in this Sublease less the cost(s) chargeable to acquisition of a sub-subtenant shall be paid to Sublandlord as additional rent as and when received by Subtenant.

                  15. CASUALTY AND CONDEMNATION. Sublandlord shall have no obligation to repair or restore the Subleased Premises, whether in the event of fire or casualty or otherwise, and Sublandlord shall have no obligation to Subtenant if all or part of the Subleased Premises are taken in condemnation or by eminent domain proceedings. To the extent that Sublandlord obtains compensation from Prime Landlord in the event of condemnation or eminent domain proceedings, Subtenant shall be entitled to a proportionate share of such compensation based on the square footage of the Subleased Premises, and Subtenant shall have the same termination rights as Sublandlord would have under the Prime Lease as incorporated herein.

                  16. INSURANCE. Subtenant shall maintain, throughout the term hereof at its sole cost and expense, insurance identical in all respects to that required to be carried by Sublandlord under the Prime Lease. The aforesaid insurance shall (i) be written by companies licensed to do business in Massachusetts and reasonably acceptable to Sublandlord, (ii) not be subject to cancellation, amendment or modification except after at least thirty (30) days prior written notice to Sublandlord and (iii) name Sublandlord and Prime Landlord as additional insureds. The original insurance policies (or certificates of insurance reasonably satisfactory to Sublandlord) shall be deposited with Sublandlord prior to the commencement of the term of this Sublease and renewals thereof shall be deposited with Sublandlord not less than thirty (30) days prior to the end of the term of such coverage.

                  17. SIGNAGE. Subtenant shall have the right to place and maintain at its sole expense, signage on the entrance door to the Subleased Premises and the building directory, subject to Prime Landlord's and Sublandlord's reasonable consent as to size, design and shape.

                  18. PRIME LANDLORD'S CONSENT CONTINGENT. This Sublease is contingent upon obtaining Prime landlord's written consent to all of the terms and conditions of this Sublease. Sublandlord shall use diligent good-faith efforts to obtain the Prime Landlord's consent to this Sublease prior to the Commencement Date. In the event Prime Landlord's consent to the terms and conditions of this Sublease is not obtained within ten (10) business days of the execution of this Sublease, Subtenant shall have the right to terminate this Sublease by written notice to Sublandlord and, upon delivery of such notice, Sublandlord shall return the Security Deposit and this Sublease shall terminate. In no event shall the Rent Commencement Date occur until an executed copy of the Prime Landlord's consent is delivered to Subtenant.

                  19. HOLDING OVER. If Subtenant remains on the Subleased Premises after the expiration of the term of this Sublease or after any earlier termination provided for herein (unless due to a default of Sublandlord under the Prime Lease), then such holding over shall not be deemed to extend or renew the term of this Sublease or to create any tenancy at will, but such holding over shall be as a tenancy-at-sufferance only subject to all the provisions of this Sublease. In addition, Subtenant shall indemnify and hold harmless from and against all liability, damages, and claims incurred by in connection with the holding over of Subtenant including, without on, any liability of Sublandlord to Prime Landlord (unless due to a default of Sublandlord under the Prime Lease). Notwithstanding the foregoing, Sublandlord may, at its option, regain possession of the Subleased Premises or any part thereof by any and all means available to Sublandlord under this Sublease, the Prime Lease, or at law.

                  20. SECURITY DEPOSIT. Subtenant shall pay Sublandlord a security deposit of Eighty Eight Thousand Five Hundred Thirty One Dollars Ninety Two Cents ($88,531.92) concurrently with the execution of this Sublease. Provided that Subtenant is not in default at the time of payment of rent for the twenty-fifth month of the term of this Sublease, Forty-Four Thousand Two Hundred Sixty-Five Dollars and Ninety-Six Cents ($44,265.96) of the Security Deposit shall be applied toward Base Rent and Additional Rent then due. Upon the expiration or earlier termination of the term of this Sublease, the remaining balance of the Security Deposit shall be returned to Subtenant.

                  21. BROKERAGE REPRESENTATIONS. Sublandlord and Subtenant represent and warrant that they have had no dealings with any brokers in connection with this Sublease other than R. W. Holmes Realty Co., Inc. and Fallon, Hines & O'Connor and will indemnify and hold harmless each other from and against any loss or expense suffered by either party as a result of such dealings with any other broker or agent. Sublandlord shall pay a commission to R.W. Holmes Realty Co., Inc. pursuant to its listing agreement, said commission to be split 50%/50% with Fallon, Hines & O'Connor.

                  22. NOTICES. Any notice required hereunder shall be deemed to have been given if delivered Certified Mail, Return Receipt Requested, or by overnight courier such as Federal Express, to:

                  If to Prime Landlord:      LMF Cochituate Corp.
                                             182 West Central Street
                                             Natick, Massachusetts 01760
                                             Attention:  Lou Franchi

                  If to Sublandlord:         The Mathworks, Inc.
                                             3 Apple Hill
                                             Natick, Massachusetts 0 1 760
                                             Attention:  Jeanne O'Keefe

                  With a copy to:            Palmer & Dodge LLP
                                             One Beacon Street
                                             Boston, Massachusetts 02108
                                             Attention:  Jane Thomassen, Esq.

                  If to Subtenant:           Direct Hit
                                             24 Prime Parkway
                                             5th Floor
                                             Natick, Massachusetts 01760
                                             Attention:  John McDonough

                  With a copy to:            Testa, Hurwitz & Thibeault, LLP
                                             125 High Street,
                                             High Street Tower Boston,
                                             Massachusetts 02110
                                             Attention: Joseph R. Torpy

         Any party may change its address for notice by notifying the other parties as aforesaid.

                  23. NO PARTNERSHIP. Sublandlord shall not be held to be a partner, joint venturer, or associate of Subtenant in the conduct of its business, it being expressly understood and agreed that the relationship between the parties hereto is and at all times shall remain that of Sublandlord and Subtenant.

                  24. ENTIRE AGREEMENT. All prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties, and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

                  25. BINDING EFFECT. The covenants and agreements herein contained shall bind and inure to the benefit of Sublandlord and Subtenant and their respective successors and assigns.

                  26. GOVERNING LAW. The Sublease and all rights and remedies thereunder shall be governed by the law of the Commonwealth of Massachusetts.

                  27. SUBTENANT'S REPRESENTATIONS AND WARRANTIES. Subtenant represents and warrants that the person executing this Sublease on behalf of Subtenant is authorized to do so on behalf of the Subtenant.

                  28. SUBLANDLORD'S REPRESENTATIONS AND WARRANTIES. Sublandlord represents, to its actual knowledge, and warrants and covenants, to its actual knowledge, as follows:

                             (a) the copy of the Prime Lease attached hereto as
                    Exhibit B is true, accurate and complete, and has not been modified, amended or terminated (as it applies to the Subleased Premises) and is in full force and effect;

                             (b) the term of the Prime Lease as to the Subleased
                    Premises expires after October 31, 2002;

                             (c) Sublandlord is not in default under the Prime
                    Lease, nor Sublandlord done or failed to do anything which with notice, the passage of time or both could ripen into a default;

                           (d) Prime Landlord is not in default under the Prime
                  Lease, nor has Prime Landlord done or failed to do anything which with notice, the passage of time or both could ripen into a default;

                           (e) all Base Rent, Additional Rent and any other
                  charges due and payable under the Prime Lease have been paid as billed or required in the normal course through the date of this Sublease;

                           (f) all consents and approvals required to allow this
                  Sublease to be valid and effective (other than Prime Landlord's consent) have been obtained;

                           (g) the person executing this Sublease on behalf of
                  Sublandlord is authorized to do so on behalf of the Sublandlord, and

                           (h) Sublandlord will not extend the term of the Prime
                  Lease with respect to the Subleased Premises.

                  29. CONSENTS. Sublandlord acknowledges and agrees that (i) in any case under this Sublease that requires the consent or approval of both Prime Landlord and Sublandlord, Sublandlord agrees to submit the matter to be so consented to or approved to Prime Landlord and (ii) in the event that the consent or approval of any matter is not required of Prime Landlord under the Prime Lease, no such consent or approval of Sublandlord shall be required hereunder, unless, pursuant to the express terms of this Sublease, Sublandlord's consent or approval is required, in which event Sublandlord agrees that it shall not unreasonably withhold or delay its consent or approval with respect thereto. In connection with any matter requiring the consent or approval of Prime Landlord under this Sublease, Sublandlord agrees to cooperate with and assist Subtenant in obtaining such Prime Landlord's consent or approval at Subtenant's sole cost and expense.

                          SUBTENANT'S OPTION TO EXTEND

Subtenant (Direct Hit) shall have the right, exercisable no more than one (1) time and provided Subtenant is not in default, beyond any applicable notice, grace or cure period, at either time of exercise or upon the original Termination Date to extend the Termination Date for the fifth floor premises of 22,032 rentable square, feet in the building commonly known as Cochituate Place, 24 Prime Parkway, Natick, Massachusetts for a period of five (5) additional years (November 1, 2002 - October 31, 2007) at the then Fair Market Rent, as determined below but in no event that $24.00 per rentable square foot. Subtenant must exercise their extension option in writing on or before November 1, 2001.

Fair Market Rent shall be determined as follows: Landlord and Subtenant shall agree on the then prevailing Fair Market Rent within fifteen (15) days of Landlord's receipt of Subtenant's notice of extension. If the parties am unable to reach agreement on the then prevailing Fair Market Rent by such date then Subtenant shall have the right to rescind its notice of extension by delivering to Landlord within five (5) business days thereafter written notice or rescission of Subtenant's exercise of its option to extend. In the event Landlord and Subtenant can not agree upon the then prevailing Fair Market Rent, and Subtenant has not so rescinded its notice of extension, the following procedure shall be followed. Each will select an appraiser or commercial real estate broker with five or more years experience in the Natick rental market who will jointly determine the market rent. If the appraisers and/or brokers so selected cannot agree upon the market rent within twenty-one (21) days of their selection, the appraisers and/or brokers so named shall select a third similarly qualified appraiser or broker and the decision as to the market rent of any two of the appraisers and/or brokers so selected shall bind the parties.

Both Subtenant and Landlord understand that the option to extend is subject to the following: 1) review of Subtenant's financials and a mutually agreeable security deposit, and 2) a mutually agreeable lease which must be executed by December 15, 2001.

LANDLORD:  LMF COCHITUATE CORP.

By: /s/ Pasquale Franchi
    -----------------------------------
     Pasquale Franchi, President

SUBTENANT:  DIRECT HIT

By: /s/ Michael Cassidy
    -----------------------------------
           Duly Authorized

                                 MATHWORKS, INC.

                               SUBLEASE PUNCH LIST

                                    EXHIBIT B

1. ALL HOLES IN WALLS 1/2 DIAMETER OR LARGER WILL BE PATCHED AND MADE READY FOR PRIMER AND PAINT.
2. ALL WALL SCONCE LIGHTING WILL BE IN GOOD WORKING ORDER THROUGHOUT ENTIRE PREMISE
3. ALL FLUORESCENT LIGHTING WILL BE IN GOOD WORKING ORDER THROUGHOUT ENTIRE PREMISE
4. ALL RECESSED LIGHTING WILL BE IN GOOD WORKING ORDER THROUGHOUT THE ENTIRE PREMISE
5.   ALL TRASH WILL BE REMOVED
6.   ALL FURNITURE WILL REMAIN IN THE SPACE
7.   ALL WHITEBOARDS WILL REMAIN THAT IS IN THE SPACE
8.   ALL ATLAS WATER COOLERS WILL REMAIN
9.   WINDOWS IN OFFICES AND WALL PANELS WILL BE CLEANED
10   A THOROUGH OFFICE CLEANING AND VACUUMING, RUG CLEANING WILL BE COMPLETED
11.  ALL DAMAGED CEILING TILES WILL BE REPLACED THROUGHOUT THE ENTIRE PREMISE
12.  ANY MISSING OFFICE WINDOW BLINDS WILL BE REPLACED
13.  REPLACE ANY MISSING BASE MOLDING
14.  GLUE ANY LOOSE BASE MOLDING
15.  REMOVE DISHWASHER
16.  REPAIR ALL WATER DAMAGE THROUGH ENTIRE PREMISE

                                    EXHIBIT C

                            DESCRIPTION OF FURNITURE

                                    EXHIBIT D

                                  BILL OF SALE

        In consideration of $10.00 paid and other valuable consideration, the receipt of which is acknowledged, The Mathworks, Inc., a Delaware corporation (the "Seller"), hereby unconditionally and irrevocably sells, conveys, transfers and delivers to Direct Hit Technologies, Inc., a Delaware corporation (the "Buyer"), the property listed on Exhibit A attached to this Bill of Sale (the "Property"). Seller warrants to Buyer that Seller is the lawful owner of the Property, that there is no assignment, mortgage or pledge of, or other encumbrance upon, the Property, and that Seller has full right to sell the Property.

        EXECUTED under seal as of October 31, 2002.

                             The MathWorks, Inc.

                              By:
                                 ----------------------------
                              Name:
                              Title:

                                    EXHIBIT E

                                   PRIME LEASE

         IN WITNESS WHEREOF the parties hereto set their hands and seals this 5th day of November, 1999.

                                      SUBLANDLORD:

ATTEST:                               THE MATHWORKS, INC.

---------------------------
                                      /s/ Mathworks, Inc.
                                      -------------------------------

                                      SUBTENANT:

ATTEST:                               DIRECT HIT

-----------------------               By: /s/ Michael Cassidy
                                         -------------------------------
                                      Its: CEO
                                         -------------------------------

                                  THE MATHWORKS

                          5TH FLOOR - JESPER FURNITURE

                                NOVEMBER 2, 1999

        --------------------------------------------------------------------------------------------------

             DESKS                                                                              QTY
                                                                                                ---
             Corner Desk                 JESPER-1000           42" x 24"                         1
             Full Desk                   JESPER-1000           62" x 30"                        93
             Full Return                 JESPER-1000           62" x 24"                        59

             FILES
             3 Drawer Pedestal           JESPER-1000           18"w x 27"h x 19.5"d              4
             2 Drawer Ped Attached       JESPER-1000                                            27

             BOOKCASES
             Tall                        JESPER-700            30"w x 69.5"h x 13"d              6

             ACCESSORIES
             Whiteboards                                                                        37
             Greyboards                                                                         38

        -------------------------------------------------------------------------------------------------